UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Financial Strategies Income Term Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Subject: Action Needed: FINS Proxy Vote

Dear [Advisor’s Name],

Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) will hold a special meeting on September 26, 2025, where shareholders are being asked to approve a new advisory agreement. The agreement is substantially identical to the current one, with no changes to fees, management, or investment strategy, and ensures continuity following Brookfield Asset Management’s proposed investment in Angel Oak Capital Advisors.

We encourage you to remind your clients who hold FINS shares to promptly vote their proxies. Shareholders of record as of August 20, 2025 may vote by internet, telephone, or mail. For assistance, they may contact EQ Fund Solutions at 800-581-3783.

Full press release: https://www.businesswire.com/news/home/20250825696691/en/Angel-Oak-Financial-Strategies-Income-Term-Trust-Files-Definitive-Proxy-for-Special-Meeting

Proxy statement: https://go.angeloakcapital.com/FINS_Definitive_Proxy_Statement

Best regards,

Your Destra Capital Team

For Financial Professional Use Only. Not for Public Use.

Destra Capital Advisors, LLC has an agreement where it provides secondary market servicing for FINS.

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The information contained in this e-mail is intended for use with financial advisors only and may not be forwarded to members of the public or used in any way other than intended by the sender. Investment solutions referenced herein are sold only by prospectus and are not available in states, territories or countries where they are not registered to be sold. Please contact Destra Capital Advisors at 443 N. Willson Ave Bozeman, MT 59715 or 877.855.3434 for more information. The information contained in this e-mail message may be privileged, confidential and protected from disclosure. If you are not the intended recipient, any further disclosure or use, dissemination, distribution or copying of this message or any attachment is strictly prohibited.

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